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                                                                    EXHIBIT 21.1
             List of Subsidiaries of the SPG Operating Partnership
             -----------------------------------------------------

Subsidiary                                                Jurisdiction
----------                                                ------------
The Retail Property Trust                                Massachusetts
Simon Property Group (Illinois), L.P.                         Illinois
Simon Property Group (Texas), L.P.                               Texas
Shopping Center Associates                                    New York
DeBartolo Capital Partnership                                 Delaware
Simon Capital Limited Partnership                             Delaware
SDG Macerich Properties, L.P.                                 Delaware
M.S. Management Associates, Inc.                              Delaware
DeBartolo Properties Management, Inc.                             Ohio
Mayflower Realty LLC                                          Delaware

     Omits names of subsidiaries which as of December 31, 1999 were not, in the aggregate, a "significant subsidiary".

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